UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2020

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

ITEM 3.02	Unregistered Sales of Equity Securities

As previously disclosed, in connection with the formation of Crackle Plus, the joint venture created pursuant to that certain contribution agreement dated as of March 27, 2019 (the “Contribution Agreement”) between Chicken Soup for the Soul Entertainment Inc. (the “Company”), Crackle Plus, LLC, a Delaware Limited Liability Company (the “JV Entity”), CPE Holdings, Inc. (“CPEH”), a Delaware Corporation and affiliate of Sony Pictures Television Inc. (“SPT”), and Crackle, Inc., a Delaware corporation and wholly owned subsidiary of CPEH (“Crackle”), the Company granted CPEH and its affiliates (including SPT) the right to require the Company to purchase all, but not less than all, of CPEH’s interest in the JV Entity. The Contribution Agreement allows the Company to pay for the interest in the JV Entity through either the issuance of the Company’s 9.75% Series A Cumulative Redeemable Perpetual Preferred Shares (“CSSE Preferred Shares”), or, at the Company’s election, an amount of cash based on the number of CSSE Preferred Shares that would have been issued in payment therefore, using a price per share of $25 (the “Put Option”).

On December 14, 2020, CPEH elected to exercise the Put Option. The Company has 30 days to elect to pay cash in lieu of issuing some or all of the CSSE Preferred Shares. If the Company elects to pay the entire amount by issuing CSSE Preferred Shares, the Company will issue 1,600,000 CSSE Preferred Shares to CPEH. Following the transaction, the Company will own 100% of the outstanding interests of the JV Entity.

In addition, under the terms of the Contribution Agreement, the Company will issue 198,956 CSSE Preferred Shares to CPEH within three business days in lieu of cash reimbursement on certain expenses incurred by CPEH and its affiliates in connection with the joint venture transactions.

Within 90 days of the date of issuance of the CSSE Preferred Shares, the Company will file a registration statement registering the resale under the Securities Act of 1933, as amended, of all CSSE Preferred Shares issued by the Company in connection with the foregoing.

ITEM 7.01.	Regulation FD Disclosure.

On December 15, 2020, the Company issued the press release attached to this Current Report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

ITEM 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2020	CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer